                                                                    Exhibit 12.1
                                                                    ------------


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

HISTORICAL                                         Nine Months
                                                      Ended
                                                  September 30,                  Year Ended December 31,
                                             -----------------------  ----------------------------------------------
                                              1995         1994        1994     1993      1992      1991      1990
                                             -------  --------------  -------  -------  --------  --------  --------
                                                                     (Dollars in thousands)
Income before income taxes
  extraordinary item/cumulative effect of
  a change in accounting principle           $27,052        $ 24,507  $32,546  $31,709  $ 30,713  $ 27,802  $ 23,837

Fixed charges (excluding interest on
  deposits)                                    8,423           3,972    5,754    4,701     5,452     6,584     7,551
                                             -------        --------  -------  -------  --------  --------  --------
Total                                        $35,475        $ 28,479  $38,300  $36,410  $ 36,165  $ 34,386  $ 31,388
                                             =======        ========  =======  =======  ========  ========  ========
Ratio of earnings to fixed charges             4.21x           7.17x    6.66x    7.75x     6.63x     5.22x     4.16x
                                             =======        ========  =======  =======  ========  ========  ========
Income before income taxes and
  extraordinary item/cumulative effect of
  a change in accounting principle           $27,052        $ 24,507  $32,546  $31,709  $ 30,713  $ 27,802  $ 23,837

Fixed charges (including interest on
  deposits)                                   60,845          41,161   56,968   56,460    70,258    91,495    98,561
                                             -------        --------  -------  -------  --------  --------  --------
Total                                        $87,897        $ 65,668  $89,514  $88,169  $100,971  $119,297  $122,398
                                             =======        ========  =======  =======  ========  ========  ========
Ratio of earnings to fixed charges             1.44x           1.60x    1.57x    1.56x     1.44x     1.30x     1.24x
                                             =======        ========  =======  =======  ========  ========  ========


PRO FORMA                                                 Nine Months
                                                             Ended        Year Ended
                                                          September 30,  December 31,

                                                             1995          1994
                                                            --------      -------
Income before income taxes and
  extraordinary item/cumulative effect of a
  change in accounting principle                            $ 31,221      $ 45,295

Fixed charges (excluding interest on
  deposits)                                                   11,685        11,759
                                                            --------      --------
Total                                                       $ 42,906      $ 57,054
                                                            ========      ========
Ratio of earnings to fixed charges                             3.67x         4.85x
                                                            ========      ========
Income before income taxes and
  extraordinary item/cumulative effect of a
  change in accounting principle                            $ 31,221      $ 45,295

Fixed charges (including interest on
  deposits)                                                   80,298        86,723
                                                            --------      --------
Total                                                       $111,519      $132,018
                                                            ========      ========
Ratio of earnings to fixed charges                             1.39x         1.52x
                                                            ========      ========